News Release

Integra LifeSciences Reports Second Quarter 2023 Financial Results
PRINCETON, N.J., July 26, 2023 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the second quarter ending June 30, 2023.

Second Quarter 2023 Highlights
•Second quarter revenues of $381.3 million declined 4.2% on a reported basis and declined 2.7% on an organic basis compared to the prior year.

•Second quarter GAAP earnings per diluted share of $0.05, compared to $0.54 in the prior year; adjusted earnings per diluted share of $0.71, compared to $0.82 in the prior year
.
•Appointed Lea Daniels Knight as executive vice president and CFO

Share repurchase and 2023 guidance

•Planning a $125 million share repurchase in the third quarter

•Updating full-year 2023 revenue and adjusted earnings per share guidance with a range of $1.548 billion to $1.560 billion and $3.10 to $3.18 respectively, reflecting the impact of the Boston recall and the solid performance of the underlying business

"The strong organic growth of our Codman Specialty Surgical segment and several product lines in our Tissue Technologies business demonstrate the resilience of our diversified portfolio of leading brands and technologies and strong market recovery. Excluding the impact of the Boston recall, we delivered solid, mid-single digit organic growth from the underlying business," said Jan De Witte, Integra LifeSciences’ president and chief executive officer. "We are confident in our plans for the CereLink relaunch and the restart of our Boston manufacturing facility, and we continue to advance our implant-based breast reconstruction (IBBR) PMA strategy.”

Second Quarter 2023 Consolidated Performance

Total reported revenues of $381.3 million declined 4.2% on a reported basis and declined 2.7% on an organic basis compared to the prior year.
The Company reported GAAP gross margin of 54.3%, compared to 62.7% in the second quarter of 2022. Adjusted gross margin was 67.6%, compared to 68.0% in the prior year.
Adjusted EBITDA for the second quarter of 2023 was $88.8 million, or 23.3% of revenue, compared to $102.8 million, or 25.8% of revenue, in the prior year.
The Company reported GAAP net income of $4.2 million, or $0.05 per diluted share, in the second quarter of 2023, compared to a GAAP net income of $44.8 million, or $0.54 per diluted share, in the prior year.
Adjusted net income for the second quarter of 2023 was $57.4 million, or $0.71 per diluted share, compared to $68.3 million, or $0.82 per diluted share, in the prior year.

Second Quarter 2023 Segment Performance
Codman Specialty Surgical (~71% of Revenues)
•Total revenues were $271.0 million, representing reported growth of 5.1% and organic growth of 6.3% compared to the second quarter of 2022, due to high single-digit growth in Advanced Energy driven by CUSA capital and disposables; mid-single-digit growth in CSF management driven by Certas® Plus valves and BactiSeal®; mid-single-digit growth in Dural Access and Repair driven by Mayfield® and DuraGen®; low single-digit decline in Neuro Monitoring driven by CereLink and low double-digit growth in Instruments.

Tissue Technologies (~29% of Revenues)

•Total revenues were $110.2 million, representing reported decline of 21.2% and organic decline of 19.7% compared to the second quarter of 2022, due to the impact of the lost revenue and return provision for the Boston recall which was partially offset by double digit growth from MicroMatrix®, Cytal®, MediHoney® and nerve franchise.
Key Products and Business Highlights

•Positive global demand performance across the portfolio
•Expect to restart manufacturing at the Boston facility late Q4’23 and resume commercial distribution in mid- to late Q2’24
•Relaunch of CereLink® expected late Q3’23 in international markets and late Q4’23 in the US
•Advancing IBBR PMA strategy
◦Submitted clinical PMA amendment for SurgiMend®
◦Completed enrollment In DuraSorb® Monofilament Mesh U.S. investigational device exemption study
•Expanded global DuraGen® portfolio with approvals in China and Japan
•Launched CUSA Lap Tip in Japan, Canada, South Africa and Israel
•Positive clinical and economic outcomes for Codman® Bactiseal® EVD Catheter from real-world evidence study in Europe
•Opened Dr. Richard E. Caruso Center of Innovation and Learning in Plainsboro, New Jersey

Balance Sheet, Cash Flow and Capital Allocation
The Company generated cash flow from operations of $28.3 million in the quarter. Total balance sheet debt and net debt at the end of the quarter were $1.44 billion and $1.13 billion, respectively, and the consolidated total leverage ratio was 2.6x.

As of quarter end, the Company had total liquidity of approximately $1.61 billion, including $309.2 million in cash and the remainder available under the revolving credit facility.

Share Repurchase Program

The Company is planning for a $125 million share repurchase during the third quarter under an authorization of the Company’s board of directors.

2023 Outlook
For the full year 2023, the Company is updating its revenue and adjusted EPS expectations to $1.548 to $1.560 billion and $3.10 to $3.18, respectively. The revenue range represents reported growth of -0.6% to 0.2%, with organic growth of 0.3% to 1.1% and reflects the full year impact of the Boston recall and the solid performance of the underlying business.

For the third quarter 2023, the Company expects reported revenues in the range of $386 million to $390 million, representing reported growth of 0.2% to 1.3% and organic growth of 0.3% to 1.3%. Adjusted earnings per diluted share are expected to be in the range of $0.76 to $0.80, including the impact of the Boston recall.

The Company’s guidance for the third quarter and full-year organic sales growth excludes acquisitions and divestitures, the effects of foreign currency and the year-over-year change in revenue from discontinued products. Organic growth excludes sales from the divestiture of the Company’s traditional wound care (TWC) business as of September 1, 2022, and sales from the acquisition of Surgical Innovation Associates, Inc. (SIA) through December 1, 2023. Adjusted earnings per share guidance reflects the impact of the divestiture of the TWC business, the SIA acquisition and the impact of foreign currency.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET on Thursday, July 27, 2023, to discuss second quarter 2023 financial results and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question-and-answer session following the call. Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

A live webcast will be available on the Investors section of the Company’s website at investor.integralife.com. For those planning to participate on the call, register here to receive dial-in details and an individual pin. While not required, it is recommended to join 10 minutes prior to the event’s start. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Integra

At Integra LifeSciences, we are driven by our purpose of restoring patients’ lives. We innovate treatment pathways to advance patient outcomes and set new standards of surgical, neurologic and regenerative care. We offer a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Aurora®, Bactiseal®, BioD™, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, DuraSorb®, Gentrix®, ICP Express®, Integra®, Licox®, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, NeuraGen®, NeuraWrap™, PriMatrix®, SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, charges related to the voluntary global recall of all products manufactured at the Company’s facility in Boston, Massachusetts, and income tax expense (benefit) related to non-GAAP adjustments and other items, expectations and plans with respect to strategic initiatives and product development, expectations concerning the resumption of manufacturing at the Company’s Boston, Massachusetts facility, and statements related to the repurchase of the Company’s common stock, including the timing of any purchases under the Company’s authorized stock repurchase program. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, inflation, supply chain disruptions, trade regulation and tariffs, other economic disruptions and U.S. and global recession concerns, on the Company’s customers and on the Company’s business, financial condition, results of operations and cash flows; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate acquired businesses; the Company’s ability to achieve sales growth in a timely fashion; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; the scope, duration and effect of additional U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic and any future public health crises; global macroeconomic and political conditions, including the war in Ukraine; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Devices Regulation; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; the Company’s ability to commence any share repurchase activity, including within the anticipated timeframe; potential negative impacts resulting from environmental, social and governance matters; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2022 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income, adjusted earnings per diluted share, free cash flow, adjusted free cash flow conversion, and net debt. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) charges related to the voluntary global recall of products manufactured at the Company’s Boston, Massachusetts facility; (v) intangible asset amortization expense; and (vi) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less cash and cash equivalents.

Reconciliations of GAAP revenues to organic revenues, GAAP net income to adjusted EBITDA, and adjusted net income, GAAP total debt to net debt and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarter ended June 30, 2023 and 2022, and the free cash flow and adjusted free cash flow conversion for the quarter ended June 30, 2023 and 2022, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:

Chris Ward
(609) 772-7736
chris.ward@integralife.com

Media Contact:

Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2023	2022
Total revenues, net	381,267	$397,815

Costs and expenses:
Cost of goods sold	174,241	148,404
Research and development	26,588	25,589
Selling, general and administrative	164,908	160,651
Intangible asset amortization	3,026	3,304
Total costs and expenses	368,763	337,948

Operating income	12,504	59,867

Interest income	3,939	1,965
Interest expense	(12,464)	(12,236)
Gain from sale of business	—	—
Other income, net	(155)	1,979
Income before income taxes	3,824	51,575
Income tax expense	(360)	6,787
Net income	$4,184	$44,788

Net income per share:
Diluted net income per share	$0.05	$0.54

Weighted average common shares outstanding for diluted net income per share	81,151	83,622

The following table presents revenues disaggregated by the major sources for the three months ended June 30, 2023 and 2022 (amounts in thousands):

	Three Months Ended June 30,
	2023	2022	Change
Neurosurgery	205,803	200,295	2.7%
Instruments	65,227	57,568	13.3%
Total Codman Specialty Surgical	271,030	257,863	5.1%

Wound Reconstruction and Care	91,118	104,894	(13.1)%
Private Label	19,119	35,058	(45.5)%
Total Tissue Technologies	110,237	139,952	(21.2)%
Total reported revenues	381,267	397,815	(4.2)%

Impact of changes in currency exchange rates	1,704	—
Less contribution of revenues from acquisitions	(2,390)	—
Less contribution of revenues from divested products	(23)	(6,371)
Less contribution of revenues from discontinued products	(1,622)	(2,047)
Total organic revenues(1)	$378,936	$389,397	(2.7)%

Boston Revenue impact	$7,374	$(23,281)
Total organic revenues(1) excl. Boston	$386,310	$366,116	5.5%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2023

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort (d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	3,448	1,085	2,707	(218)	—	(127)	—
Structural Optimization charges	4,794	3,152	1,675	(33)	—	—	—
EU Medical Device Regulation charges	9,278	859	3,956	4,463	—	—	—
Boston Recall	28,051	28,051	—	—	—	—	—
Intangible asset amortization expense	20,636	17,610	—	—	3,026	—	—
Estimated income tax impact from above adjustments and other items	(12,974)	—	—	—	—	—	(12,974)
Depreciation expense	9,977	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2022

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges	(6,284)	(108)	(3,925)	(1,059)	—	(1,192)	—
Structural Optimization charges	8,173	4,052	4,048	72	—	—	—
EU Medical Device Regulation charges	10,249	1,186	2,538	6,525	—	—	—
Intangible asset amortization expense	19,378	16,074	—	—	3,304	—	—
Estimated income tax impact from above adjustments and other items	(7,968)	—	—	—	—	—	(7,968)
Depreciation expense	10,216	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2023	2022

GAAP net income	4,184	44,788
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	30,612	29,594
Other (income) expense, net	282	(787)
Interest expense, net	8,525	10,271
Income tax expense (benefit)	(360)	6,787
Structural optimization charges	4,794	8,173
EU Medical Device Regulation charges	9,278	10,249
Acquisition, divestiture and integration-related charges	3,448	(6,284)
Boston Recall	28,051	—
Total of non-GAAP adjustments	84,630	58,003
Adjusted EBITDA	$88,814	$102,791

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2023	2022

GAAP net income	4,184	44,788
Non-GAAP adjustments:
Structural optimization charges	4,794	8,173
Acquisition, divestiture and integration-related charges	3,448	(6,284)
EU Medical Device Regulation charges	9,278	10,249
Boston Recall	28,051	—
Intangible asset amortization expense	20,636	19,378
Estimated income tax impact from adjustments and other items	(12,974)	(7,968)
Total of non-GAAP adjustments	53,233	23,548
Adjusted net income	$57,417	$68,336

Adjusted diluted net income per share	$0.71	$0.82
Weighted average common shares outstanding for diluted net income per share	81,151	83,622

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2023	December 31, 2022

Cash and cash equivalents	$309,192	$456,661
Trade accounts receivable, net	258,663	263,465
Inventories, net	354,293	324,583

Current and long-term borrowing under senior credit facility	769,460	771,274
Borrowings under securitization facility	90,800	104,700
Long-term convertible securities	568,798	567,341

Stockholders' equity	$1,683,160	$1,804,403

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2023	2022

Net cash provided by operating activities	$54,435	$110,822
Net cash used in investing activities	(29,252)	(18,565)
Net cash used by financing activities	(173,376)	(146,612)
Effect of exchange rate changes on cash and cash equivalents	724	(11,941)

Net decrease in cash and cash equivalents	$(147,469)	$(66,296)

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2023	2022
Net cash provided by operating activities	28,278	$66,484

Purchases of property and equipment	(15,646)	$(9,405)
Free cash flow	12,632	57,079

Adjusted net income(1)	$57,417	$68,335
Adjusted free cash flow conversion	22.0%	83.5%

	Twelve Months Ended June 30,
	2023	2022
Net cash provided by operating activities	208,079	$262,887

Purchases of property and equipment	(52,963)	(53,444)
Free cash flow	155,116	209,443

Adjusted net income(1)	268,667	$275,548
Adjusted free cash flow conversion	57.7%	76.0%

(1) Adjusted net income for quarters ended June 30, 2023 and 2022 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - NET DEBT CALCULATION
(UNAUDITED)

(In thousands)
	June 30, 2023	December 31, 2022
Short-term borrowings under senior credit facility	$4,844	$38,125
Long-term borrowings under senior credit facility	764,616	733,149
Borrowings under securitization facility	90,800	104,700
Long-term convertible securities	568,798	567,341
Deferred financing costs netted in the above	11,742	11,385
Cash & Cash Equivalents	(309,192)	(456,661)
Net Debt	$1,131,608	$998,039